UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 25, 2019

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.07           Submission of Matters to a Vote of Security Holders.

On April 25, 2019, the Company held its 2019 annual meeting of shareholders.  As of the record date for the Annual Meeting, there were 22,791,305 shares of Common Stock outstanding and entitled to one vote on each matter presented for vote at the Annual Meeting.  At the Annual Meeting, 20,725,867 or 90.93% of the outstanding common shares entitled to vote were represented in person or by proxy.  Those shares were voted as follows:

1.        The following individuals were nominated in 2019 to serve until the next annual meeting of shareholders in 2020.  All nominees were elected.  The results were as follows:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Paul J. Bickel III	14,680,672	275,833	45,734	5,723,628
J. McCauley Brown	14,543,210	414,478	44,551	5,723,628
David P. Heintzman	14,777,664	131,929	92,646	5,723,628
Donna L. Heitzman	14,869,048	85,970	47,221	5,723,628
Carl G. Herde	14,482,498	472,583	47,158	5,723,628
James A. Hillebrand	14,860,044	96,070	46,125	5,723,628
Richard A. Lechleiter	14,860,072	96,928	45,239	5,723,628
Stephen M. Priebe	14,497,451	457,306	47,482	5,723,628
John L. Schutte	14,695,990	258,791	47,458	5,723,628
Norman Tasman	14,828,182	127,346	46,711	5,723,628
Kathy C. Thompson	14,554,429	344,787	103,023	5,723,628

2.        Ratification of BDK, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2019:

For	20,651,492
Against	38,399
Abstain	35,976
Broker non-vote	0

3.        Proposal to approve a non-binding resolution to approve the compensation of the Company’s named executive officers.

For	14,401,376
Against	475,146
Abstain	125,717
Broker non-vote	5,723,628

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 29, 2019

STOCK YARDS BANCORP, INC.

		By:	/s/ Nancy B. Davis
Nancy B. Davis
Executive Vice President, Treasurer and
Chief Financial Officer